Exhibit 15.2

CONSENT OF CARDNO MM&A

We hereby consent to (a) being named in the Annual Report on          Form 20-F of ArcelorMittal for the year ended December 31, 2013 (the “2013 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2013 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-179763 on Form F-3 (as amended by Post-Effective Amendment No. 1).

CARDNO MM&A

By: /s/  J. Scott Nelson __________

[J. Scott Nelson, C.P.G.]

[Vice President]

[Blacksburg, Virginia]

[January 31, 2014]

By: /s/  Justin S. Douthat __________

[Justin S. Douthat, P.E., M.B.A.]

[Director of Engineering Services]

[Bluefield, Virginia]

[January 31, 2014]